Exhibit 3.4
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BIODEL INC.
     The undersigned, Solomon S. Steiner, Ph.D., in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (“DGCL”) hereby certifies that:
     1. He is the duly elected and acting Chairman of the Board, President and Chief Executive Officer of Biodel Inc., a Delaware corporation (the “Corporation”).
     2. The original name of this Corporation was Global Positioning Group, LTD. and the date of filing of the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was December 8, 2003.
     3. This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) has been duly approved and adopted by the Board of Directors of the Corporation (the “Board”) in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.
     4. This Amended and Restated Certificate has been duly approved and adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the DGCL.
     5. The text of the Restated Certificate of Incorporation, as heretofore amended or supplemented, is hereby amended and restated in its entirety to read as follows:
ARTICLE FIRST
     The name of this corporation is Biodel Inc. (the “Corporation”).
ARTICLE SECOND
     The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808 and the name of the registered agent of the Corporation in the State of Delaware at such address is the Corporation Service Company.
ARTICLE THIRD
     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.
ARTICLE FOURTH

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is one hundred and fifty million (150,000,000) shares of which one hundred million (100,000,000)shares shall be Common Stock, each having a par value of one cent ($.01), and fifty million (50,000,000) shares shall be Preferred Stock, each having a par value of one cent ($.01).
     B. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the DGCL. The Board is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.
     C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other such series of Preferred Stock, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).
ARTICLE FIFTH
     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
     A. BOARD OF DIRECTORS
          1. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board. The number of directors which shall constitute the Board shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board.

          2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall initially be assigned to each class in accordance with a resolution or resolutions adopted by the Board. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
          3. Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
          4. Any director or the entire Board may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
          5. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.
          6. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
     B. BYLAW AMENDMENTS. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation, subject to any restrictions which may be set forth in this Amended and Restated Certificate of Incorporation (including any certificate of designation that may be filed from time to time); provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.
     C. STOCKHOLDER ACTION. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws. No action shall be taken by the stockholders by written consent or electronic transmission.
     D. SPECIAL MEETING. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board acting pursuant to a resolution adopted by a majority of the Board, and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
     E. ADVANCE NOTICE. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
ARTICLE SIXTH
     A. The liability of a director of the Corporation for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.
     B. The Corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under the Bylaws of the Corporation.
     C. Any repeal or modification of this Article Sixth shall be prospective and shall not affect the rights under this Article Sixth in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
ARTICLE SEVENTH
     A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article Seventh, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     B. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the Board acting pursuant to a resolution adopted by a majority of the Board and the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles Fifth, Sixth and Seventh.
     IN WITNESS WHEREOF, BIODEL INC. has caused this Amended and Restated Certificate of Incorporation to be signed on this ___day of ___, 2007 by the undersigned who affirms that the statements made herein are true and correct.

Solomon S. Steiner, Ph.D.
Chairman of the Board and Chief
Executive Officer